LICENSE AGREEMENT

                                     Between

                         Vistar Telecommunications Inc.
                       Suite 1410, 427 Laurier Avenue West
                        Ottawa, Ontario, Canada, K1G 3J4
                      (hereinafter referred to as "Vistar")

                                       And

                          Comtech Mobile Datacom Corp.
                        19540 Amaranth Dr. P.O. Box 2126
                      Germantown, Maryland, USA, 20875-2126
                       (hereinafter referred to as "CMDC")

WHEREAS, Vistar and CMDC entered into a Memorandum of Agreement (MOA) dated December 12, 1997 intending to pursue opportunities related to the development and supply of mobile satellite terminals for use on domestic and international satellite systems and having identified an opportunity with the United States Department of Defense under the Commercial Operations and Support Savings Initiative (the "Project");

WHEREAS, Vistar intended to provide engineering capabilities with respect to designing and prototyping mobile satellite terminals;

WHEREAS, CMDC intended to provide engineering capabilities with respect to designing and producing satellite access and control equipment and is a supplier of mobile satellite equipment to the American Government and commercial users;

WHEREAS, pursuant to the said MOA the Parties intended to enter into a Development and Supply Contract (DSC) within 90 days;

WHEREAS, the Parties commenced performance of their respective obligations but failed to enter into a DSC;

WHEREAS, CMDC is now desirous of licensing certain Vistar Technology for the purpose of continuing with the Project, including the development and marketing of Mobile Satellite Terminals;

WHEREAS, Vistar is desirous of granting CMDC certain rights to license its MST Technology;

NOW THEREFORE, in mutual consideration, the payment and sufficiency of which is hereby expressly acknowledged by both Vistar and CMDC, the Parties hereby agree as follows:


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1.    DEFINITIONS

Defined terms used in this License Agreement shall have the meanings set forth below:

     1.1 "Background Technology" shall mean all technology incorporated into the MST that is not first conceived, developed or reduced to practice as part of the activities carried out by the Parties pursuant to the terms of this Agreement and/or the MOA. Background Technology includes, without limitation, any hardware and software designs that come with Vistar to this Agreement and are proprietary to, or the Confidential Information of Vistar, its subcontractors or any other supplier of Vistar.

     1.2 "CECOM" shall mean the United States Army Communications - Electronics Command.

     1.3 "Confidential Information" or "Information" shall mean all materials relating to the business or affairs of either Party whether of a financial, technical operation or economic nature including, without limitation, MTS Technology, Background Technology, all unpublished know-how, technical data, techniques, records, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports, studies, manuals, documents, prototypes, business plans, equipment, working materials, lists of customers, findings, inventions and ideas whether patentable or not, whether they be trade secrets or not and whether they be in written, machine readable, graphic or oral form, that are now or hereafter owned or acquired by the Disclosing Party and disclosed to the Receiving Party. It is expressly understood that Confidential Information shall include all copies and/or reproductions made by the Receiving Party of Information originally provided under this License Agreement and that all Confidential Information shall at all times remain the property of the Disclosing Party. Confidential Information does not include information which the Receiving Party can clearly demonstrate to the satisfaction of the Disclosing Party:

          (i) is at the time of disclosure, or thereafter becomes, a part of the public domain through no act or error by the Receiving Party; or
          (ii) was in the lawful possession of the Receiving Party before disclosure by the Disclosing Party as shown by competent written evidence and was not already subject to an agreement between the Parties restricting the disclosure of the said Confidential Information; or
          (iii)is developed independently by the Receiving Party prior to receipt of the Information from the Disclosing Party, as shown by competent written evidence; or
          (iv) is required to be released under court order or government regulation, provided that, to the extent permitted by law, the Disclosing Party is promptly given a copy of such order and the Receiving Party co-operates with the Disclosing Party if the Disclosing Party elects to dispute such requirement for disclosure.

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     1.4  "Deliverables" shall mean the items including, without limitation, the
          Technology stipulated in Schedules A and B that one Party to this Agreement is obligated to provide to the other.

     1.5 "Disclosing Party" shall mean the Party to this Agreement that discloses Confidential Information to the Receiving Party.

     1.6 "Dispute" shall mean any disagreement or dispute arising under, out of, in connection with or relating to the intent or operation of this License Agreement.

     1.7 "Effective Date" shall mean the date upon which this License Agreement becomes effective, which shall be deemed by the Parties to be
          _________________ .

     1.8 "Intellectual Property" shall mean all forms of intellectual property pertaining to the subject matter of this License Agreement, and may include, without limitation, all right, title and interest in and to all:

          (i) issued patents and all filed or pending applications for patents, including any continuations, continuations in part, re-issues, re-examinations, substitutions and extensions thereof, in any country or other jurisdiction in the world; (ii) trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, Federal law, Provincial law and laws of foreign countries; (iii) mask works, copyrights, other literary property or authors' rights, whether or not protected by copyright or as a mask work, under common law, state law, Federal law, Provincial law and laws of foreign countries; (iv) proprietary indicia, trademarks, trade names, symbols, logos and/or brand names under common law, state law, Federal law, Provincial law and laws of foreign countries; and (v) other Confidential Information.

     1.9 "Intellectual Property Rights" shall mean all forms of intellectual property rights and protection in any country or other jurisdiction of the world that may be obtained for, or pertain to Intellectual Property.

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     1.10 "License" shall mean the license,  granted by Vistar to CMDC,  subject to the terms and conditions of this Agreement, including, without limitation, those set out in Section 3.

     1.11 "License Agreement" or "Agreement" shall mean this legal document and the Schedules hereto, containing the rights and obligations of the Parties, including, without limitation, those relating to the Deliverables and the licensing by Vistar to CMDC of certain rights in the MST Technology.

     1.12 "Marks" shall mean all trademarks, trade names, symbols, brand names, logos and other proprietary indicia wherein a Party to this Agreement has a right, title or interest.

     1.13 "Material Breach" unless otherwise stated, shall mean a failure by one Party to perform a material covenant, condition or obligation of this Agreement.

     1.14 "Mobile Satellite Terminal" or "MST" shall mean a terminal containing MST Technology.

     1.15 "Mobile Satellite Terminal Technology", "MST Technology" or "Technology" shall mean the Vistar proprietary terminal design contained within the Vistar Deliverables including all Intellectual Property Rights therein licensed to CMDC pursuant to the terms of this Agreement.

     1.16 "Receiving Party" shall mean the Party to this Agreement that receives Confidential Information from the Disclosing Party.

     1.17 "Royalty" or "Royalties" shall mean the payments which CMDC is obligated to pay Vistar in accordance with the terms of Section 3.3 of this Agreement.

     1.18 "Specifications" shall mean the MTS system and terminal specifications attached hereto as Schedule C.

     1.19 "Term" shall have the meaning set forth in Section 5 of this License Agreement.



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2.    DELIVERABLES

      2.1   Vistar Deliverables.

      Vistar hereby agrees to provide to CMDC the Deliverables in accordance with the terms of Schedule A. Upon CMDC's receipt of such Deliverables, and upon Vistar's receipt of payment for such Deliverables in accordance with the terms of Section 4, Vistar agrees to grant CMDC the License described in Section 3.

      2.2   CMDC Deliverables.

      CMDC hereby agrees to provide to Vistar the Deliverables set out in Schedule B. It is expressly understood that Vistar requires such CMDC Deliverables inasmuch as the said CMDC Deliverables are required by Vistar in order for it to commence and/or continue performance of Vistar's obligations. Such CMDC Deliverables, including but not limited to PCB boards, enclosures, components and connectors associated with the prototype Rev D units shall be manufactured, provided and assembled in accordance with the requirements set out in the Vistar Deliverables.

      2.3   Inventory in Stock.

      Vistar agrees to provide to CMDC, in a timely manner, for use by CMDC and or its manufacturer, any inventory held by Vistar on May 14, 1999 of applicable parts for up to six (6) prototype boards.

      2.4   CMDC Indemnification.

      Any costs incurred by CMDC and/or its manufacturer relating to the obligations of this Section are the responsibility of CMDC. Subject to the terms of this Agreement, including, without limitation, Section 7, CMDC assumes liability associated with the obligations of CMDC under this Section and indemnifies Vistar for any losses and/or damages incurred by Vistar in connection with CMDC's failure to perform its obligations under this Section.

      2.5   Vistar Indemnification.

      Subject  to the terms of this  Agreement,  including  without  limitation,
      Section 7, Vistar assumes liability associated with the obligations of Vistar under this Section 2 and indemnifies CMDC for any losses and/or damages incurred by CMDC in connection with Vistar's failure to perform its obligations under this Section.

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



3.    LICENSE AND ROYALTIES

      3.1   No Transfer of Technology.

      Except as expressly set out in this Section 3, this Agreement shall not result in a conveyance, transfer of title, license, or grant of any rights in any technology or Intellectual Property of one Party to another.

      3.2   Mobile Satellite Terminal License.

      In consideration of CMDC's obligations under this Agreement, Vistar hereby grants to CMDC during the Term of this Agreement only:

          (i) a non-exclusive, non-transferable license to use, modify, maintain, lease or sell Mobile Satellite Terminals containing MST Technology;
          (ii) subject to the provisions of Subsection 3.2(iv), a non-exclusive, non-transferable license to provide, to the MST manufacturers selected by CMDC, the MST Technology excluding Source Code required by such manufacturers for the sole purpose of manufacturing MSTs. However, the Parties expressly agree that in the event the manufacturer selected by CMDC is not located in the United States or Canada, CMDC must obtain the prior written consent of Vistar, which consent shall not be unreasonably withheld, for release of MST Technology to the Manufacturer;
          (iii)notwithstanding Subsection 3.2(i) above, subject to the requirement to obtain Vistar's prior written consent in each case, which consent shall not be unreasonably withheld, and subject to the terms of Subsection 3.2(iv) as well as any other commercially reasonable terms stipulated by Vistar, Vistar agrees to grant CMDC the right to sub-license MST Technology, on a case by case basis, to third parties. The Parties hereby acknowledge that such commercial terms may, in Vistar's sole discretion, include amendments to, or replacements of, the terms respecting Royalties. In such an event, the Parties agree, for the purposes of only the specific sub-license under consideration, to enter into a written agreement reflecting any such amendments. In the event that Vistar grants its consent to a sub-license it is expressly understood that CMDC remains responsible for the payment to Vistar of all Royalties associated with MSTs sub-licensed in accordance with the terms of this Subsection 3.2(iii) and/or for any other payments due to Vistar pursuant to the said modifications to the Royalty terms;
          iv) In the event that MST Technology, or part thereof is authorized by Vistar for release to a third party manufacturer pursuant to Subsection 3.2(ii) above, or the granting of a sub-license to a third party is authorized by Vistar pursuant to Subsection 3.2(iii) then as a pre-condition to the said authorization coming into effect, CMDC must enter into (i) a sub-license agreement, in a form satisfactory to Vistar, with such third party stipulating the terms of the

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



               sub-license; and (ii) a Confidentiality Agreement in the form set out in Schedule D with such third party and Vistar. CMDC hereby agrees to indemnify Vistar for all losses and/or damages including, without limitation, legal fees, resulting from the breach of such agreement by such third party.

      3.3   Royalties.

          (i) CMDC will also pay to VISTAR, upon successful production and sale of Mobile Satellite Terminals, a Royalty calculated at the rate of XX dollars ($XX) per MST for up to and including each of the first ten thousand (10,000) terminals produced and sold, and XX dollars ($XX) per terminal for each and every terminal produced and sold thereafter.

          (ii) Unless the Term of this Agreement is extended pursuant to Section 6.2, the Royalty shall be payable for a period of six (6) years commencing on the production of the first commercial MST. In the event that the Term of the Agreement is extended pursuant to
               Section 6.2 then the Royalty shall continue to be payable to Vistar for an additional period equivalent to the length of the extension to the Term. It is expressly agreed that in accordance with this methodology, CMDC's obligations to pay Royalties will continue after the expiration of the Term of the Agreement until the expiration of the periods of time described in this Subsection.

          (iii)Royalties shall be paid on a quarterly basis with the payments reflecting the Royalties associated with MSTs produced and sold during the immediately preceding quarter. A report detailing the Royalty calculation shall be provided with each Royalty payment. On an annual basis, at Vistar's option, Vistar can request an audit of the Royalty calculation. The audit will be at Vistar's expense unless it is determined through the audit that CMDC failed to pay any Royalties owing to Vistar under this Agreement, exceeding five percent (5%) of the Royalty amount paid by CMDC in which case, CMDC shall bear all costs of the audit.


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4.    MILESTONE AND PAYMENT

      4.1   Vistar Schedule of Milestones and Corresponding CMDC Payments.


                                                                   Milestone
      Milestone Date              Milestone Description              Amount
-------------------------- ------------------------------------ ----------------
WEEK 2 Letter of Intent May 14, 1999 Rev C Documentation Package:
                           o     Softcopy Schematic
                           o     Softcopy (Board) Layout                $XX
                           o     Softcopy Mechanical Drawing
                                 of Enclosure
                           o     Bill of Materials (Costed)
                           o     Specifications for Custom
                           o     Order Parts (Hardcopy)
                           o     Test Proecedure (Softcopy)
                           o     Softcopy (or hardcopy)
                                 mechanical drawing of antenna
-------------------------- ------------------------------------ ----------------
WEEK 14, AUG. 9, 1999      Execution of Transfer of Licensing           $XX
                           Agreement
WEEK 8, 6/25/99            Rev D Schematic and
WEEK 10, 7/13/99           BOM (Prototype Build)
WEEK 11, 7/23/99                   Rev D Layout Sent for Board Build    $XX
WEEK 17, 8/26/99                   Start  of Rev D Test                 $XX
WEEK 11, 7/23/99           Rev D  Enclosure  Drawings                   $XX
WEEKS 17-23
8/26-10/7                          Rev D Test
WEEK 24, 10/14             Deliver Rev D Hardware-Golden Boards
                           Deliver Rev D Documentation
WEEK 25, 10/21             Deliver Rev D Software                       $XX
                           Deliver Test Equipment (Item 2),
                           OS License (Item 4)
COMPLETION                 TOTAL                                        $XX
-------------------------- ------------------------------------ ----------------



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      4.2   Payment Terms.

      Subject to the terms of this Agreement, CMDC shall pay, and VISTAR agrees to accept the sum of XX dollars ($XX)
      in satisfaction of its obligation to provide Deliverables in accordance with this Agreement. The Parties agree that payment for Vistar Deliverables shall be made in accordance with the above Mileston Schedule. Vistar shall invoice CMDC immediately upon completion of a Milestone. All Milestone payments shall be paid by CMDC net thirty (30) days from receipt of an invoice.

      4.3   CMDC Schedule of Milestones.


         Milestone Date                  Milestone Description
------------------------------------------------------------------------
8/26/99                         Two Prototype Rev D Boards ready for Test

9/2/99                           Two Sets of Test Housings


5.    TAXES

Except for taxes on the income of Vistar, CMDC shall be responsible for any and all taxes of whatever nature due or arising under or out of this Agreement. All rates and/or prices set forth in Subsections 3.3, 4.1(i), 15.19 and 15.20 are exclusive of any and all taxes, levies, assessments, surcharges, duties or similar items assessed by a government body, and CMDC shall be solely and exclusively responsible for collection, remittance and/or compliance with any such taxes.

6.    TERM

      6.1   Initial Term.

      This License Agreement shall come into force on the Effective Date and shall remain in effect for a period of six (6) years from the production of the first commercial MST or, in the event that CMDC fails to commercially produce MSTs, eighteen (18) months from the Effective Date.

      6.2   Extension to Initial Term.

      At CMDC's option, and subject to CMDC's obligations in Subsection 3.3(ii) the Term may be extended for four (4) subsequent one year periods. In the event that CMDC wishes to exercise an option to extend the Term of this Agreement, then prior to the expiration of the current Term it must provide Vistar with no less than sixty (60) days prior written notice of its intent to extend the Term. In no event shall the Term of this Agreement exceed ten (10) years.

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7.    LIABILITY

      7.1   LIMITATION OF LIABILITY.

      IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

      7.2   Monetary Limitation.

      As a material condition of Vistar entering into this Agreement, and in regard to any causes of action arising out of or related to this Agreement including, but not limited to, claims of negligence, breach of contract or breach of warranty or otherwise, or any other claim whether in contract, tort or any other legal theory, CMDC agrees that the liability of Vistar shall in no event exceed the total amount already paid by CMDC to Vistar, including all Royalties, under this Agreement.

8.    INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY

      8.1   Intellectual Property Rights.

          (i)  CMDC acknowledges that VISTAR owns:

               a. Background Technology, and the Intellectual Property Rights therein;
               b. the MST Technology including, without limitation, all hardware and software designs and implementations associated with the MST Technology and the Intellectual Property Rights therein; and
               c. other Vistar Confidential Information including all Intellectual Property Rights therein.

          (ii) VISTAR acknowledges that CMDC owns:

               a.   the   Intellectual   Property  Rights  to  those  additional
                    components of the MST which are not MST Technology or Vistar Background Technology as defined in this Agreement; and

               b.   other  CMDC  Confidential   Information   including  without
                    limitation  to  the   Specifications  and  all  Intellectual
                    Property Rights therein.


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      8.2   Use of Marks.

      All documents (in whatever form,  including machine readable or electronic form) and other product materials owned by a Party must contain all proper Marks, legends, copyright notices and patent markings reflecting the Intellectual Property Rights of that Party in such documents and materials. This License Agreement gives neither Party any proprietary or other rights whatsoever in the other Party's Marks.

      8.3   Confidentiality.

            Each Party agrees:

          (i) to observe confidentiality with respect to the other Party's Confidential Information;

          (ii) not to disclose, or permit any third party or entity access to, the Confidential Information (or any portion thereof) without prior written permission of the Disclosing Party; and

          (iii)to ensure that any employees, or any authorized third parties who receive access to the Confidential Information, are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing the Confidential Information; and

          (iv) without limiting the foregoing, each Party agrees to employ with regard to the Confidential Information procedures no less restrictive than the procedures used by such Party to protect its own similar confidential and proprietary information, but at a minimum commercially reasonable procedures.

      8.4   Breach and Survival.

      It is expressly agreed and understood by the Parties that a breach of this
      Section 8 shall be deemed a Material Breach of this Agreement which breach will give rise to injuries that are not fully compensable by damages.
      Accordingly, the Party not in breach shall be entitled to apply for equitable relief. This Section 8 shall survive the expiration or termination of the Agreement in any manner whatsoever.




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



9.    INTELLECTUAL PROPERTY RIGHTS INDEMNITY

      9.1   Defense by CMDC.

            Except as provided in Subsection 9.2 below, CMDC shall defend, at its own expense, any action brought against Vistar to the extent that such action is based upon an IP Claim that the use of MST by CMDC, its permitted licenses and/or assigns infringes any Intellectual Property rights of a third party.

      9.2   Defense by Vistar.

          (i) Vistar shall defend, at its expense, any action brought against CMDC to the extent that it is based on a claim that the use of the MST Technology developed by Vistar infringes any Intellectual Property Right of any third party ("IP Claim" or "IP Claimant"). CMDC agrees to notify Vistar promptly in writing of any IP Claim, to permit Vistar to defend, compromise or settle such IP Claim and to provide reasonably available information and assistance regarding such IP Claim; provided that if Vistar fails to retain defense counsel for any such claim, CMDC may retain its own defense counsel and defend against such IP Claim.
          (ii) Should the MST Technology in the opinion of Vistar's Legal Counsel, be likely to become the subject of an IP Claim, Vistar shall either:

               a. Procure for CMDC, at no cost to CMDC, the right for CMDC to continue exercising the rights granted under the CMDC License;
               b. Replace or modify the MST Technology at no cost to CMDC to make the MST Technology non-infringing, provided that the replacement or modified MST Technology provides substantially similar functionality and performance; or
               c. If neither a. or b. is technically feasible, terminate CMDC's then existing rights under this Agreement and refund of all amounts already paid to Vistar by CMDC under this Agreement, including all Royalties.

     9.3 Limitation. Vistar shall have no liability for any IP Claim to the extent that it is based upon the operation or use of CMDC or third party designs, applications, products or materials not supplied, specified or approved by Vistar in writing and such IP Claim would not have occurred but for the use of such unapproved CMDC or third party designs, applications, products or materials, even if the operation or use of such designs, applications, products or materials is permitted by the terms of CMDC's License.

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



     9.4 Notification of Unauthorized Use. Each Party shall promptly notify the other in writing upon its discovery of any allegedly unauthorized use or infringement of the MST Technology or the Confidential Information. In the event that an action is brought regarding such allegedly unauthorized use or infringement, the Parties shall co-operate and provide full information and assistance to each other in connection with any such action or proceeding.

10.   REPRESENTATIONS, WARRANTIES

      10.1  General Representations and Warranties.

            Each Party represents and warrants to the other Party that:

          (i) it is authorized to enter into this License Agreement and to perform its obligations hereunder;
          (ii) except as otherwise set forth in this License Agreement, it will not impair or encumber, in any manner, the Intellectual Property Rights or other ownership rights of the other Party;
          (iii)the execution of this Agreement does not violate any applicable law, statute or breach any agreement or covenant to which it is a party or is bound; and
          (iv) the performance of its rights and obligations under this Agreement will not infringe up on any third party's trademark, copyright, patent or trade secret.

      10.2  Vistar Warranties:

          (i) Vistar represents and warrants that the MST Technology Deliverables provided by Vistar under this Agreement are designed to be used prior, to, during and after Calendar year 2000 A.D., and that the said MST Technology will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.
          (ii) The MST Technology shall substantially conform to and achieve the functionality stated in the Specifications.

      10.3  No Other Representations, Warranties or Guarantees.

      EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, NEITHER PARTY IS PROVIDING TO THE OTHER PARTY ANY OTHER EXPRESS OR IMPLIED WARRANTIES UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.   TERMINATION

      11.1  Early Termination.

          (i) Either Party. This License Agreement shall terminate, without notice,

               a. upon the institution by either Party of insolvency, receivership or bankruptcy proceedings,
               b. upon the institution against either Party of insolvency, receivership or bankruptcy proceedings, if such proceedings are not dismissed within ninety (90) days of the Party's receipt of notice of such proceedings against it;
               c. upon either Party's making an assignment for the benefit of creditors of all or part of its assets, or
               d. upon either Party's dissolution or ceasing to do business or upon a decision by the Shareholders and/or Board of Directors of either Party to cease to do business.
          (ii) Upon the  occurrence of any of the events set forth in Subsection
               11.1 (i), the Party making the filing, assignment, receiving notice thereof, or dissolving or ceasing to do business shall immediately inform the other Party in writing of such event.
          (iii)Upon the occurrence of any of the events in Subsection 11.1(i), in the event that Vistar is the party with respect to which the event occurred, CMDC shall be entitled to exercise the rights set out in Section 12.

      11.2  Termination for Material Breach.

            Except in the case of a Material Breach of Sections 8, in the event of a Material Breach of any provision of this License Agreement, the non-breaching Party may terminate this License Agreement by giving thirty (30) days prior written notice to the breaching Party; provided, however, that this License Agreement shall not terminate if the breaching Party has cured the breach prior to the expiration of such thirty (30) day period, or if subject to the terms of this Agreement any Dispute regarding such breach has been referred to Arbitration in accordance with the provisions of Section 13. In the event of a Material Breach of Sections 8, if the breach is not capable of being cured to the reasonable satisfaction of the non-breaching Party, the Party not in default may elect to terminate this License Agreement upon ten (10) business days prior written notice to the Party in default. In such circumstances, the Agreement shall terminate at the conclusion of this notice period unless otherwise mutually agreed upon by the Parties.

      11.3  Effects of Termination.

            In addition to pursuing the remedies available under the law, in the event of the termination of this Agreement by CMDC,

            Vistar may revoke CMDC's License upon five days written advance notice. Upon receipt of such notice CMDC shall:

            (i) immediately cease all development and marketing of MSTs and all use of Vistar Confidential Information, Marks, equipment, materials and documentation; and
            (ii) Pay all amounts owing to Vistar including all amounts owing as a result of Section 4 and Subsections 3.3 and 15.19.

12.   SOURCE CODE

Vistar shall deliver into escrow the VSLP source code for the Viterbi decoder and frequency estimator modules. The Parties hereby agree that the escrow agent shall be legal counsel for Vistar, more particularly:

                        Nelligan Power
                        Law Offices
                        66 Slater Street, 19th Floor
                        Ottawa, Ontario
                        K1P 5H1

                        Attention: Stephanie M. Traynor

Upon the occurrence of an event set out in Subsection 11.1(i), provided only that Vistar is the party with respect to which the event occurred, the above described source code shall be released to CMDC and Vistar shall be deemed to have granted CMDC a license to such source code on the same terms as set out in Subsection 3.2.

13.   ARBITRATION AND DISPUTE RESOLUTION

      13.1  Disputes.

      In the event of any Dispute, each Party shall provide the other Party with written notice setting forth the outstanding issues and positions of such Party regarding such Dispute. It shall be the obligation and responsibility of each Party to use his or her best efforts, in good faith, to resolve any such Dispute, in co-operation with appropriate representatives of both Parties, as soon as reasonably possible.

      13.2  Arbitration.

      If the Parties are unable to resolve a Dispute within thirty (30) days of their initial discussions concerning such Dispute, except for Disputes arising under Section 8, any such Dispute shall be settled by arbitration in accordance with the Ontario Arbitration Act. The Parties shall mutually select a single arbitrator. If the Parties are unable to agree on the selection of an arbitrator within thirty (30) days of starting their selection process, then the number of arbitrators shall be three (3), and each Party shall select one arbitrator and the two arbitrators shall mutually select and agree upon the third arbitrator. The Parties shall provide the arbitrators and any expert witnesses with all information and resources they may require to make their decision. Any failure of either Party to comply with such request of the arbitrators shall be deemed a Material Breach of this License Agreement. An arbitration decision shall be binding. The prevailing Party may enter such decision in any court having competent jurisdiction and failure to comply with such arbitration decision shall result in a Material Breach by the non-complying Party. The arbitration proceeding shall be conducted in the English language in Ottawa, Ontario, unless the Parties agree in writing to conduct the arbitration in another location. Failure of either Party to attend arbitration shall result in a Material Breach by the absent Party.

14.   CECOM OBLIGATIONS

Vistar acknowledges and agrees to be bound by the flowdown clauses imposed by CECOM set forth in Schedule E attached hereto and incorporated by reference herein. For the purpose of this Schedule, Vistar is deemed to be the "Seller" and CMDC is deemed to be the "Buyer" therein. As an exception to Subsection 15.2, Vistar acknowledges and agrees that the rights of the Government of the United States as reflected in Schedule E shall be governed by the U.S. Federal Laws and to the extent that State law may apply, by the laws of the State of Maryland. Vistar's obligations with respect to Schedule E shall terminate concurrent with the termination of CMDC's obligations thereunder.

15.   GENERAL PROVISIONS

      15.1  Independent Contractors.

            The relationship of Vistar and CMDC established by this License Agreement is that of independent contractors, and nothing contained in this License Agreement shall be construed to

          (i) give either Party the power to direct and control the day-to-day activities of the other,
          (ii) constitute the Parties as Partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or
          (iii)allow either Party to create or assume any  obligation  on behalf of the other Party for any purpose whatsoever.

      15.2  Governing law.

      This License Agreement shall be governed by and construed under the laws of the Province of Ontario and the laws of Canada, without reference to conflicts of law principles thereof.

      15.3  Notices.

      All formal notices hereunder shall be in writing and shall be deemed effective upon receipt when delivered by hand, overnight delivery courier, by facsimile transmission (provided such notice is also given in any of the other manners set forth herein) or when mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses listed below (or at such other address for a Party as shall be specified by like notice).

            If to Vistar:

                  Vistar Telecommunications, Inc.
                        Suite 1410, 427 Laurier Avenue West
                        Ottawa, Ontario K1G 3J4
                        Attention: Vice President, Technology and Programs

            If to CMDC:

                  Comtech Mobile Datacom Corp.
                  19540 Amaranch Drive
                  P.O. Box 2126
                  Germantown, MD  20875-2126
                  Attention:  Joel Alper, President

      15.4  Assignability and Binding Effect.

      CMDC may not assign this License Agreement to any third party without the prior written consent of Vistar, which consent shall not be unreasonably withheld.

      15.5  Inurement.

      Subject to the terms and conditions of this License Agreement, this License Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns.

      15.6  Amounts in U.S. Currency.

      Except as otherwise specified in this License Agreement, all amounts payable under this Agreement or the Schedules are in the currency of the United States.

      15.7   Pre-Printed Terms Void.

      The pre-printed terms on any order, acknowledgment, packing slip or similar document provided by one Party to the other in connection with this License Agreement shall be of no force or effect.

      15.8  Notice of Actions.

      Each Party agrees to notify the other Party immediately upon the commencement of or threat of commencement of any claim, suit or action brought or that may be brought against either Party, where the outcome of such claim, suit or action may affect the rights or obligations of either Party under this License Agreement.

      15.9  Headings.

      The headings contained in this License Agreement are for convenience of reference only and shall not control the interpretation of any term or condition contained herein.

      15.10 Severability.

      If any provision of this License Agreement is invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the Parties hereto, it shall be stricken, and the remainder of this License Agreement shall remain in full force and effect.

      15.11 Cumulation of Remedies.

      Except as otherwise expressly stated in this License Agreement, all remedies available to either Party for breach of this License Agreement are cumulative and may be exercised concurrently or separately and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

      15.12 Equitable Relief.

      The Parties agree that certain breaches of this Agreement may give rise to injuries that are not fully compensable by damages. Therefore, the Parties acknowledge and agree that in addition to any other remedies available at law, and notwithstanding the provisions of Section 12.2, a Party shall be entitled to apply to a court of competent jurisdiction and seek injunctive or other equitable relief, including, without limitation, specific performance, from the other Party to enjoin any breach by the other Party of the provisions of this Agreement.

      15.13 Interest.

      Any amount that is not paid when due will bear interest until fully paid at the rate of the lesser of (i) one percent and one half (1.5%), per month compounded monthly, or (ii) the highest rate permitted by applicable law. Vistar shall also be entitled to recover its costs and expenses, if any, incurred in collecting such amount. Vistar's entitlement to interest shall in no way effect CMDC's obligations to make payments in accordance with Section 4 of this Agreement, and Vistar's acceptance of such interest shall not be deemed to be waiver of any of CMDC's obligations respecting payments.

      15.14 Waiver.

      No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the Party claimed to have waived or consented, and such written waiver shall only serve to waive or excuse, as the case may be, the particular breach to which it applies and no other.

      15.15 Force Majeure.

      Each Party shall be excused from performance under this License Agreement and shall have no liability to the other Party for any period if it is prevented from performing any of its obligations (other than payment obligations) in whole or in part, as a result of delays caused by an act of God, war, civil disturbance, company or industry-wide labour disputes, or other cause beyond its reasonable control and such non-performance shall not be a default under, or grounds for termination of this License Agreement. However, if a Force Majeure event continues for more than one hundred and eighty (180) days, then the Party whose performance is not affected by the Force Majeure shall have the right to terminate this License Agreement.

      15.16 Schedules.

      Schedules A, B, C, D and E of this License Agreement form part of and are incorporated into this License Agreement as fully and effectively as if they were set forth in this License Agreement. In the event of any conflict or inconsistency between the provisions of this License Agreement and one or more of the Schedules, the conflict or inconsistency shall be resolved in favour of the License Agreement.

      15.17 Acknowledgment.

      Each Party acknowledges that it has read this License Agreement, including the Schedules attached hereto and forming part hereof, and each Party understands and agrees to be bound by its terms and conditions.

      15.18 Changes to this License Agreement.

      No changes to any provision of this License Agreement, including the Schedules hereto, shall be effective unless reduced to writing and signed by the Parties hereto.

      15.19 Expenses.

      Travel and living expenses incurred by Vistar shall be invoiced to CMDC at cost with associated receipts. Travel and living expenses must be authorized in advance by CMDC.

      15.20 Operating Systems.

      To the extent permitted by law or Vistar's existing contractual obligations, Vistar agrees to make available to CMDC the Precise MQX Operating System license associated with the CMDC terminal for a price of $XX.

      15.21 Survival.

      Except as otherwise provided in this License Agreement, the provisions of Sections 4, 5, 7, 8, 9, 10 and 15 with the exception of Subsections 15.15, 15.17, 15.18, 15.19, 15.20 and Subsections 3.1, 3.3 and 13.2, as well as the guarantees and/or indemnifications in Subsections 3.2(iii) and 3.2(iv) shall survive the termination or rescission of this License Agreement for any reason. Nothing in this License Agreement shall be construed so as to extend or override a statutory limitation on the time within which any action or actions based on this License Agreement may be brought.

      15.22 Publicity.

      Any press release or other publication by either Party regarding the existence or terms of this License Agreement must be approved by both Parties prior to its publication.

      15.23 Entire Agreement.

      This License Agreement, together with Schedules A, B, C, D and E set forth and constitutes the entire agreement by and between the Parties with respect to the development and licensing of MST Technology and supersedes any and all prior agreements, understandings and representations made by the Parties concerning the subject matter of this Agreement. For greater certainty it is expressly acknowledged and agreed that co-incident with the execution of this agreement the MOA and amendments thereto shall be terminated and each Party releases the other of all obligations under that agreement.

      WHEREOF, Vistar and CMDC have caused this License Agreement to be duly executed by their respective authorized representatives as of the Effective Date.

Vistar Telecommunications, Inc. (Vistar)        Comtech Mobile Datacom Corp.
(CMDC)

By:                                             By:




            /s/                                       /s/
Name: Dr. Michael Zuliani                       Name: Joel Alper

Title:President and Chief Executive Officer     Title: President

Date: August 31, 1999                            Date:  August 9, 1999